UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2006

The Bank Holdings
(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	775.853.8600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 21, 2006 The Bank Holdings was notified by the SEC that, in connection with its review of several of its periodic financial reports, The Bank Holdings had incorrectly reported The Bank Holdings and Subsidiaries Consolidated Statements of Cash Flows on the Forms 10-Q for the periods ending June 30 and September 30, 2006.  Specifically, they noted that the “Net cash provided by operating activities” should include “Activities of trading securities, net” rather than this caption having been placed in the “Net cash used in investing activities” as was previously reported.

The officers of The Bank Holdings, upon receipt of the information, forwarded it to its Audit Committee and Independent Accountants.  Upon consultation with representatives of both, it determined on December 22, 2006 that a revision to those 10-Q’s should be made, and that the previously filed 10-Qs for the periods ending June 30 and September 30, 2006 could no longer be relied upon.

The appropriate officers and employees of The Bank Holdings then prepared amended filings of the two Form 10-Qs, which were filed with the SEC on January 4, 2007, making the above-described change.  Upon further review of the documents by the SEC, The Bank Holdings was notified that additional disclosures were necessary, as the 10-Q/As filed on January 4, 2007 did not adequately disclose that there were no changes whatsoever in per share amounts reported for those or prior periods, neither were there any cumulative effects in retained earnings, equity, or net asset amounts.

Again, the officers of The Bank Holdings, upon receipt of the information, forwarded it to its Audit Committee and Independent Accountants.  After discussion with representatives of both, it determined that a revision to those 10-Q/As should be made.  Additional 10-Q/As were prepared and filed with the SEC on January 19, 2007,  for the periods ending June 30 and September 30, 2006 to correct the errors and each contained an explanatory note explaining the reason for the amended filing.  Also, in connection therewith, an 8-K was prepared to indicate the changes made to the original 10-Qs and 10-Q/As and filed on January 19, 2007.  This amended report on Form 8-K/A is being filed to provide additional, more detailed information concerning the changes to the Form 10-Qs and to provide a correction to the date of the Report, which should have been December 22, 2006, the date of the determination by The Bank Holdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

January 25, 2007	By:	/s/ Jack B. Buchold
		Name:	Jack B. Buchold
		Title:	Chief Financial Officer